Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES SECOND QUARTER
FISCAL 2016 EARNINGS OF $2.1 MILLION

•	Tangible book value per share of $12.89 at March 31, 2016, up $0.50 year over year

•	Basic and diluted EPS of $0.15 and $0.14, respectively, for the quarter

•	Bankcard and deposit fee quarterly income grew year over year by $303,000, or 12.1%

•	Nonperforming assets at 0.46% of total assets at March 31, 2016

•	Recognized $750,000 of recoveries in the quarter on previously charged-off loss share loans

•	Incurred $568,000 of merger-related costs during the quarter

•	Subsequent event: completed acquisition of CBS Financial Corporation on April 15, 2016

West Point, Georgia, April 28, 2016 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $2.1 million for the quarter ended March 31, 2016, or $0.15 and $0.14 per basic and diluted share, respectively, compared with net income $1.4 million, or $0.09 per basic and diluted share for the quarter ended March 31, 2015. Net income for the current year quarter increased 49.4% over the prior year quarter due in part to an $847,000 increase in net interest income and $750,000 of recoveries on previously charged-off loss share loans recognized in the current year quarter, partially offset by approximately $568,000 of costs incurred related to the merger with CBS Financial Corporation (“CBS”) that was completed on April 15, 2016. Additional merger-related costs are expected to be incurred as full conversion and integration of Community Bank of the South into CharterBank is not expected to be completed until July 2016.
Net income for the six months ended March 31, 2016, was $6.8 million, or $0.46 and $0.44 per basic and diluted share, respectively, compared with net income of $3.1 million, or $0.19 per basic and diluted share, for the six months ended March 31, 2015. The year over year increase was partially attributable to $3.6 million of nonrecurring recoveries on loans that were previously covered by loss share agreements with the FDIC.
Quarterly Operating Results
Quarterly earnings for the second quarter of fiscal 2016 compared with the second quarter of fiscal 2015 were positively impacted by the following items:

•	Loan interest income, excluding accretion and amortization of loss share receivable, increased $460,000, or 6.1%.

•	Net interest margin, excluding accretion and amortization of loss share receivable, was 3.36% for the quarter ended March 31, 2016, compared with 3.31% for the same quarter of fiscal 2015.

•	The cost of deposits decreased slightly to 42 basis points for the quarter ended March 31, 2016, compared to 43 basis points for the quarter ended March 31, 2015.

Exhibit 99.1

•	Deposit and bankcard fee income increased by a combined $303,000, or 12.1%.

•	$750,000 of recoveries on previously charged-off loss share loans recognized in noninterest income.
The above increases to net income were partially offset by the following items:

•	Approximately $568,000 of costs related to the CBS merger, consisting primarily of occupancy expense and legal and professional fees.

•	Income tax expense increased $357,000.
Chairman and CEO Robert L. Johnson said, “With the recent closing of the deal with CBS, we are focused on executing a smooth and methodical conversion and providing our customers in this market an entirely new banking experience. We are also excited about the banking location set to open in the Buckhead area of Atlanta later this summer. Ultimately, we are pleased with our financial results through the first half of fiscal 2016 and anticipate beginning to realize some of the benefits from our growth in Atlanta by the end of the year.”
Financial Condition
The Company's total assets increased $24.2 million to $1.1 billion at March 31, 2016, compared with September 30, 2015. Net loans decreased $13.4 million, or 1.9%, to $701.4 million at March 31, 2016, from $714.8 million at September 30, 2015.
Mr. Johnson continued, “Despite the slight decrease in net loans since September 30, 2015, we have experienced a $45.2 million, or 6.9%, increase in net loans since March 31, 2015. The current fiscal year decrease was primarily due to prepayments on a small number of large loans in the first quarter. In the second half of year, we anticipate growing the portfolio through the recently completed acquisition, organic growth and possible future acquisitions.”
Total deposits were $791.7 million at March 31, 2016, compared with $738.9 million at September 30, 2015. The increase was due in part to increases of $26.5 million and $18.9 million in transaction and money market accounts, respectively, during the six months ended March 31, 2016.
Total stockholders' equity decreased to $198.0 million at March 31, 2016, compared to $204.9 million at September 30, 2015, due primarily to $13.1 million of share repurchases during fiscal 2016, offset by $6.8 million of net income during the same period. Despite the decrease in stockholders’ equity, tangible book value per share grew to $12.89 at March 31, 2016, an increase of $0.41, compared to $12.48 at September 30, 2015, due to stock repurchases during fiscal 2016 and the associated reduced share count at March 31, 2016.
Net Interest Income and Net Interest Margin
Net interest income increased to $8.7 million for the quarter ended March 31, 2016, compared with $7.8 million for the quarter ended March 31, 2015. Interest income increased $848,000 due to a $460,000 increase in loan interest income, excluding accretion and amortization of loss share receivable, combined with a $366,000 increase in net purchase discount accretion and amortization of loss share receivable. Year over year total interest expense remained relatively unchanged at $1.2 million for the quarter ended March 31, 2016. The Company's net interest margin, excluding the effects of purchase accounting, increased slightly to 3.36% for the quarter ended March 31, 2016, compared with 3.31% for the quarter ended March 31, 2015.
Net interest income for the six months ended March 31, 2016, increased $2.4 million, or 15.8%, to $17.9 million, compared to $15.4 million for the prior year period. Interest income increased $2.3 million primarily due to increases of $1.4 million and $863,000 in loan interest income, excluding accretion and amortization of loss share receivable, and net purchase discount accretion and amortization of loss share receivable, respectively. Additionally, total interest expense decreased $116,000, or 4.5%, for the current year period compared to the prior year period.
Under purchase accounting rules, the Company currently expects to realize remaining loan discount accretion of $1.5 million over the next six quarters.
Provision for Loan Losses
The Company recorded no provision for loan losses in the three and six months ended March 31, 2016, due to the continued credit quality trends of the loan portfolio. No net provision was recorded in the six months ended March 31, 2015.
Noninterest Income and Expense
Noninterest income for the quarter ended March 31, 2016 increased $1.0 million to $4.5 million, compared with $3.5 million for the prior year period. The increase was due to a $303,000 increase in bankcard fee and other deposit fee income along with $750,000 in nonrecurring recoveries on loans that were previously covered by loss share agreements with the FDIC. Noninterest expense

Exhibit 99.1

for the quarter ended March 31, 2016, increased $840,000 to $9.9 million, compared with the same period in fiscal 2015, primarily due to costs incurred related to the merger with CBS.
Noninterest income for the six months ended March 31, 2016 increased $4.3 million to $11.3 million, compared with $7.0 million for the prior year period. The improvement was due to a $672,000 increase in bankcard fee and other deposit fee income along with $3.6 million in nonrecurring recoveries on loans that were previously covered by loss share agreements with the FDIC. Noninterest expense for the six months ended March 31, 2016 increased $1.2 million to $19.0 million, compared with the same period in fiscal 2015, attributable to $568,000 of merger-related costs in the current year period, along with unrelated increases in salaries and employee benefits and legal and professional fees.
Asset Quality
Asset quality remained strong with nonperforming assets at 0.46% of total assets and the allowance for loan losses at 1.38% of total loans and 458.13% of nonperforming loans at March 31, 2016. The Company had net loan recoveries of $155,000 and $362,000 in its allowance for loan losses for the three and six months ended March 31, 2016, respectively, compared with net loan charge-offs of $18,000 and $62,000 for the same periods in fiscal 2015.
Capital Management
During the quarter ended March 31, 2016, the Company repurchased 208,195 shares for approximately $2.7 million, or $13.17 per share. Beginning with the first quarter of fiscal 2014 through the second quarter of fiscal 2016, the Company repurchased a combined 8.1 million shares, or 35.6%, of the Company's common stock at a discount to tangible book value of $12.5 million.
Mr. Johnson concluded, “We are pleased with the results of our stock repurchases over the past ten quarters, but with our stock consistently trading above book value, we intend to focus our efforts on enhancing shareholder value through leveraging our expense structure, improving our noninterest income and realizing the anticipated growth in earnings as a result of our recent and pending Atlanta expansion.”
About Charter Financial Corporation
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in west-central Georgia, east-central Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “intend,” “focused on,” “estimated,” “working on,” “continue to,” “seek,” and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an increase in borrowing to fund loans and investments; the changing exposure to credit risk; the potential inability to promptly and effectively integrate the businesses of CharterBank and Community Bank of the South and effectively manage the new businesses and lending teams; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015. Copies of each filing may be obtained from

Exhibit 99.1

the Company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	March 31, 2016	September 30, 2015 (1)
Assets
Cash and amounts due from depository institutions	$10,730,776	$9,921,822
Interest-earning deposits in other financial institutions	68,599,736	20,421,403
Cash and cash equivalents	79,330,512	30,343,225
Loans held for sale, fair value of $1,253,584 and $1,444,042	1,222,577	1,406,902
Investment securities available for sale	172,197,338	184,404,089
Federal Home Loan Bank stock	3,029,000	3,515,600
Loans receivable	712,395,319	725,673,178
Unamortized loan origination fees, net	(1,145,461)	(1,423,456)
Allowance for loan losses	(9,850,499)	(9,488,512)
Loans receivable, net	701,399,359	714,761,210
Other real estate owned	2,711,249	3,410,538
Accrued interest and dividends receivable	2,611,221	2,668,406
Premises and equipment, net	20,446,166	19,660,012
Goodwill	4,325,282	4,325,282
Other intangible assets, net of amortization	72,087	157,226
Cash surrender value of life insurance	48,989,033	48,423,510
Deferred income taxes	5,861,733	5,674,095
Other assets	9,085,841	8,329,239
Total assets	$1,051,281,398	$1,027,079,334
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$791,692,453	$738,855,076
Federal Home Loan Bank advances	50,000,000	62,000,000
Advance payments by borrowers for taxes and insurance	1,270,039	1,745,753
Other liabilities	10,288,197	19,547,895
Total liabilities	853,250,689	822,148,724
Stockholders’ equity:
Common stock, $0.01 par value; 15,026,378 shares issued and outstanding at March 31, 2016 and 16,027,654 shares issued and outstanding at September 30, 2015	150,264	160,277
Preferred stock, $0.01 par value; 50,000,000 shares authorized at March 31, 2016 and September 30, 2015	—	—
Additional paid-in capital	83,084,397	95,355,054
Unearned compensation – ESOP	(5,106,169)	(5,551,193)
Retained earnings	119,662,368	114,362,386
Accumulated other comprehensive income	239,849	604,086
Total stockholders’ equity	198,030,709	204,930,610
Total liabilities and stockholders’ equity	$1,051,281,398	$1,027,079,334
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(1)	Financial information at September 30, 2015 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Interest income:
Loans receivable	$8,863,437	$8,939,425	$18,304,962	$17,844,057
Mortgage-backed securities and collateralized mortgage obligations	664,082	793,093	1,346,539	1,623,770
Federal Home Loan Bank stock	36,149	36,978	75,077	73,686
Other investment securities available for sale	270,454	153,020	534,508	197,874
Interest-earning deposits in other financial institutions	54,047	18,812	66,438	59,848
Amortization of FDIC loss share receivable	—	(901,603)	—	(1,790,514)
Total interest income	9,888,169	9,039,725	20,327,524	18,008,721
Interest expense:
Deposits	692,218	658,445	1,357,652	1,391,372
Borrowings	545,368	577,637	1,098,250	1,180,382
Total interest expense	1,237,586	1,236,082	2,455,902	2,571,754
Net interest income	8,650,583	7,803,643	17,871,622	15,436,967
Provision for loan losses	—	(4,000)	—	—
Net interest income after provision for loan losses	8,650,583	7,807,643	17,871,622	15,436,967
Noninterest income:
Service charges on deposit accounts	1,620,144	1,512,974	3,372,702	3,094,952
Bankcard fees	1,189,181	993,538	2,335,007	1,941,161
(Loss) gain on investment securities available for sale	—	(27,893)	35,965	(27,209)
Bank owned life insurance	244,860	279,302	565,523	603,715
Gain on sale of loans and loan servicing release fees	359,750	351,578	707,606	718,581
Brokerage commissions	146,430	202,483	288,145	356,787
Recoveries on acquired loans previously covered under FDIC loss share agreements	750,000	—	3,625,000	—
FDIC receivable for loss sharing agreements accretion	—	27,059	—	74,519
Other	202,538	111,651	413,495	254,152
Total noninterest income	4,512,903	3,450,692	11,343,443	7,016,658
Noninterest expenses:
Salaries and employee benefits	5,287,339	5,077,774	10,550,328	10,092,041
Occupancy	2,222,332	1,838,048	4,132,784	3,713,711
Legal and professional	678,565	385,283	1,058,403	625,909
Marketing	352,247	367,238	613,161	632,470
Federal insurance premiums and other regulatory fees	210,038	179,856	433,881	375,446
Net cost of operations of real estate owned	71,408	141,568	50,164	84,248
Furniture and equipment	161,308	223,666	329,722	374,201
Postage, office supplies and printing	170,670	224,025	355,382	464,632
Core deposit intangible amortization expense	36,154	68,088	85,138	142,396
Other	712,710	557,503	1,371,838	1,293,783
Total noninterest expenses	9,902,771	9,063,049	18,980,801	17,798,837
Income before income taxes	3,260,715	2,195,286	10,234,264	4,654,788
Income tax expense	1,117,627	761,055	3,476,898	1,547,053
Net income	$2,143,088	$1,434,231	$6,757,366	$3,107,735
Basic net income per share	$0.15	$0.09	$0.46	$0.19
Diluted net income per share	$0.14	$0.09	$0.44	$0.19
Weighted average number of common shares outstanding	14,224,862	15,835,418	14,557,000	16,007,320
Weighted average number of common and potential common shares outstanding	14,909,947	16,375,507	15,242,085	16,547,409

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	3/31/2016	12/31/2015	9/30/2015 (1)	6/30/2015	3/31/2015	3/31/2016	3/31/2015

Consolidated balance sheet data:
Total assets	$1,051,281	$1,004,880	$1,027,079	$1,004,936	$1,010,645	$1,051,281	$1,010,645
Cash and cash equivalents	79,331	51,881	30,343	39,951	64,564	79,331	64,564
Loans receivable, net	701,399	679,870	714,761	672,830	656,212	701,399	656,212
Other real estate owned	2,711	3,165	3,411	3,290	4,487	2,711	4,487
Securities available for sale	172,197	175,988	184,404	189,791	182,982	172,197	182,982
Transaction accounts	353,834	331,570	327,373	328,961	328,012	353,834	328,012
Total deposits	791,692	744,234	738,855	734,238	736,803	791,692	736,803
Borrowings	50,000	50,000	62,000	50,000	50,000	50,000	50,000
Total stockholders’ equity	198,031	198,368	204,931	208,919	211,246	198,031	211,246

Consolidated earnings summary:
Interest income	$9,888	$10,439	$10,519	$9,365	$9,040	$20,328	$18,009
Interest expense	1,237	1,218	1,223	1,218	1,236	2,456	2,572
Net interest income	8,651	9,221	9,296	8,147	7,804	17,872	15,437
Provision for loan losses	—	—	—	—	(4)	—	—
Net interest income after provision for loan losses	8,651	9,221	9,296	8,147	7,808	17,872	15,437
Noninterest income	4,513	6,831	1,496	3,816	3,451	11,343	7,017
Noninterest expense	9,903	9,079	9,982	9,050	9,064	18,981	17,799
Income tax expense	1,118	2,359	257	1,001	761	3,477	1,547
Net income	$2,143	$4,614	$553	$1,912	$1,434	$6,757	$3,108

Per share data:
Earnings per share – basic	$0.15	$0.31	$0.04	$0.12	$0.09	$0.46	$0.19
Earnings per share – fully diluted	$0.14	$0.30	$0.04	$0.12	$0.09	$0.44	$0.19
Cash dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.10	$0.10

Weighted average basic shares	14,225	14,886	15,300	15,560	15,835	14,557	16,007
Weighted average diluted shares	14,910	15,545	15,982	16,210	16,376	15,242	16,547
Total shares outstanding	15,026	15,229	16,028	16,404	16,664	15,026	16,664

Book value per share	$13.18	$13.03	$12.79	$12.74	$12.68	$13.18	$12.68
Tangible book value per share	$12.89	$12.73	$12.48	$12.44	$12.39	$12.89	$12.39
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(1)	Financial information at and for the year ended September 30, 2015 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	3/31/2016	3/31/2015

Loans receivable:
1-4 family residential real estate	$190,180	$182,297	$188,044	$182,290	$179,748	$190,180	$179,748
Commercial real estate	392,946	396,023	416,576	394,417	380,691	392,946	380,691
Commercial	43,741	39,836	37,444	31,847	31,271	43,741	31,271
Real estate construction	72,323	61,816	77,217	70,189	70,758	72,323	70,758
Consumer and other	13,205	10,715	6,392	4,924	4,632	13,205	4,632
Total loans receivable (1)	$712,395	$690,687	$725,673	$683,667	$667,100	$712,395	$667,100

Allowance for loan losses:
Balance at beginning of period	$9,695	$9,489	$9,433	$9,409	$9,507	$9,489	$9,471
Charge-offs	(205)	(15)	(263)	(54)	(59)	(220)	(212)
Recoveries	360	221	319	78	41	581	150
Provision (2)	—	—	—	—	(80)	—	—
Balance at end of period	$9,850	$9,695	$9,489	$9,433	$9,409	$9,850	$9,409

Nonperforming assets: (3)
Nonaccrual loans	$2,098	$2,463	$4,114	$4,310	$3,410	$2,098	$3,410
Loans delinquent 90 days or greater and still accruing	52	14	14	—	—	52	—
Total nonperforming loans	2,150	2,477	4,128	4,310	3,410	2,150	3,410
Other real estate owned (4)	2,711	3,165	3,411	3,290	4,487	2,711	4,487
Total nonperforming assets	$4,861	$5,642	$7,539	$7,600	$7,898	$4,861	$7,898

Troubled debt restructuring:
Troubled debt restructurings - accruing	$7,267	$7,265	$6,046	$6,105	$6,064	$7,267	$6,064
Troubled debt restructurings - nonaccrual	332	317	1,607	1,790	1,673	332	1,673
Total troubled debt restructurings	$7,599	$7,582	$7,653	$7,895	$7,737	$7,599	$7,737
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(1)
Included in the loan balances are loans that were previously covered under loss share agreements with the FDIC in the amount of $46.8 million and $50.0 million at June 30, 2015, and March 31, 2015, respectively.

(2)
Prior to the termination of the FDIC loss share agreements in the fourth quarter of fiscal 2015, only the Company’s loss share percentage of the provision for covered loan losses was recognized in the Statement of Income as a provision expense (benefit). The remainder was recorded as an increase (decrease) to the FDIC receivable for loss sharing agreements in the Statement of Financial Condition.

(3)
Loans that were previously covered under loss share agreements with the FDIC, and have associated accretion income established at the time of acquisition remaining to recognize, that were greater than 90 days delinquent or otherwise considered nonperforming loans are excluded from this table.

(4)	Included in the balances is OREO that was previously covered under loss share agreements with the FDIC in the amount of $2.4 million and $3.3 million at June 30, 2015 and March 31, 2015, respectively.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	3/31/2016	3/31/2015

Return on equity (annualized)	4.32%	8.97%	1.06%	3.62%	2.69%	6.69%	2.89%
Return on assets (annualized)	0.83%	1.83%	0.22%	0.76%	0.58%	1.33%	0.63%
Net interest margin (annualized)	3.72%	4.03%	4.05%	3.62%	3.54%	3.88%	3.50%
Net interest margin, excluding the effects of purchase accounting (1)	3.36%	3.51%	3.37%	3.21%	3.31%	3.43%	3.22%
Bank tier 1 leverage ratio (2)	17.13%	17.19%	16.04%	16.70%	16.73%	17.13%	16.73%
Bank total risk-based capital ratio	22.98%	23.23%	21.71%	22.88%	23.42%	22.98%	23.42%
Effective tax rate	34.28%	33.83%	31.78%	34.36%	34.67%	33.97%	33.24%
Yield on loans	5.03%	5.33%	5.40%	5.02%	4.95%	5.18%	5.04%
Cost of deposits	0.42%	0.42%	0.42%	0.43%	0.43%	0.42%	0.45%

Asset quality ratios: (3)
Allowance for loan losses as a % of total loans	1.38%	1.40%	1.30%	1.33%	1.37%	1.38%	1.37%
Allowance for loan losses as a % of nonperforming loans	458.13%	391.42%	229.85%	196.86%	248.17%	458.13%	248.17%
Nonperforming assets as a % of total loans and OREO	0.68%	0.81%	1.04%	0.82%	0.74%	0.68%	0.74%
Nonperforming assets as a % of total assets	0.46%	0.56%	0.73%	0.55%	0.48%	0.46%	0.48%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.09)%	(0.12)%	(0.15)%	(0.01)%	0.02%	(0.21)%	—%
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(1)
Net interest income excluding accretion and amortization of acquired loans divided by average net interest earning assets excluding average loan accretable discounts in the amount of $2.0 million, $3.1 million, $3.8 million, $3.9 million, and $5.1 million for the quarters ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.

(2)
During the quarter ended March 31, 2015, an upstream of capital was made between the bank and the holding company in the amount of $17.5 million to be used primarily for the repurchase of the Company's outstanding shares.

(3)
Due to the early termination of the FDIC loss share agreements in the fourth quarter of fiscal 2015, ratios for the three and six months ended March 31, 2016 and the three months ended December 31, 2015 and September 30, 2015 include all previously covered assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition. Ratios for periods prior to September 30, 2015, represent non-covered data only.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	3/31/2016			3/31/2015
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$47,144	$54	0.46%	$41,534	$19	0.18%
FHLB common stock and other equity securities	3,007	36	4.81	3,362	37	4.40
Mortgage-backed securities and collateralized mortgage obligations available for sale	135,510	664	1.96	162,561	793	1.95
Other investment securities available for sale (1)	39,127	270	2.76	25,428	153	2.41
Loans receivable (1)(2)(3)(4)	704,452	8,031	4.56	649,787	7,571	4.66
Accretion and amortization of acquired loan discounts (5)		833	0.47		467	0.28
Total interest-earning assets	929,240	9,888	4.26	882,672	9,040	4.10
Total noninterest-earning assets	98,710			107,814
Total assets	$1,027,950			$990,486
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$181,581	$55	0.12%	$166,797	$50	0.12%
Bank rewarded checking	48,859	25	0.20	49,153	24	0.20
Savings accounts	52,907	4	0.03	49,179	2	0.02
Money market deposit accounts	142,777	89	0.25	124,999	64	0.21
Certificate of deposit accounts	233,980	519	0.89	223,194	518	0.93
Total interest-bearing deposits	660,104	692	0.42	613,322	658	0.43
Borrowed funds	50,000	545	4.36	53,833	578	4.29
Total interest-bearing liabilities	710,104	1,237	0.70	667,155	1,236	0.74
Noninterest-bearing deposits	106,304			98,450
Other noninterest-bearing liabilities	13,235			11,371
Total noninterest-bearing liabilities	119,539			109,821
Total liabilities	829,643			776,976
Total stockholders' equity	198,307			213,510
Total liabilities and stockholders' equity	$1,027,950			$990,486
Net interest income		$8,651			$7,804
Net interest earning assets (6)		$219,136			$215,517
Net interest rate spread (7)			3.56%			3.36%
Net interest margin (8)			3.72%			3.54%
Net interest margin, excluding the effects of purchase accounting (9)			3.36%			3.31%
Ratio of average interest-earning assets to average interest-bearing liabilities			130.86%			132.30%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $2.0 million and $5.1 million for the quarters ended March 31, 2016 and March 31, 2015, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	3/31/2016			3/31/2015
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$35,192	$66	0.38%	$52,836	$60	0.23%
FHLB common stock and other equity securities	3,043	75	4.93	3,412	74	4.32
Mortgage-backed securities and collateralized mortgage obligations available for sale	138,314	1,347	1.95	168,146	1,624	1.93
Other investment securities available for sale (1)	39,307	535	2.72	20,434	198	1.94
Loans receivable (1)(2)(3)(4)	706,199	16,303	4.62	636,793	14,914	4.68
Accretion and amortization of acquired loan discounts (5)		2,002	0.57		1,139	0.35
Total interest-earning assets	922,055	20,328	4.41	881,621	18,009	4.09
Total noninterest-earning assets	96,564			108,963
Total assets	$1,018,619			$990,584
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$179,548	$110	0.12%	$166,457	$104	0.12%
Bank rewarded checking	47,776	48	0.20	48,223	52	0.22
Savings accounts	51,642	8	0.03	48,701	5	0.02
Money market deposit accounts	136,800	165	0.24	125,152	134	0.21
Certificate of deposit accounts	232,990	1,027	0.88	223,900	1,097	0.98
Total interest-bearing deposits	648,756	1,358	0.42	612,433	1,392	0.45
Borrowed funds	50,820	1,098	4.32	54,615	1,180	4.32
Total interest-bearing liabilities	699,576	2,456	0.70	667,048	2,572	0.77
Noninterest-bearing deposits	104,861			96,828
Other noninterest-bearing liabilities	12,069			11,502
Total noninterest-bearing liabilities	116,930			108,330
Total liabilities	816,506			775,378
Total stockholders' equity	202,113			215,206
Total liabilities and stockholders' equity	$1,018,619			$990,584
Net interest income		$17,872			$15,437
Net interest earning assets (6)		$222,479			$214,573
Net interest rate spread (7)			3.71%			3.32%
Net interest margin (8)			3.88%			3.50%
Net interest margin, excluding the effects of purchase accounting (9)			3.43%			3.22%
Ratio of average interest-earning assets to average interest-bearing liabilities			131.80%			132.17%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $2.5 million and $5.3 million for the six months ended March 31, 2016 and March 31, 2015, respectively.

(10)	Annualized.